Exhibit 4(b)
Execution Version
EXTENSION TO CREDIT AGREEMENT

THIS EXTENSION TO CREDIT AGREEMENT, dated as of June 27, 2025 (this “Extension”), is made by and among ENTERGY ARKANSAS, LLC, a Texas limited liability company (the “Borrower”), each Lender (as defined in the Credit Agreement referred to below) that is party hereto, each LC Issuing Bank (as defined in the Credit Agreement referred to below) and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under that certain Fourth Amended and Restated Credit Agreement dated as of June 11, 2024 (as in effect immediately prior to the effectiveness of this Extension, the “Credit Agreement”), among the Borrower, the Lenders, the LC Issuing Banks and the Administrative Agent.

RECITALS
WHEREAS, the Borrower has delivered an irrevocable written request dated May 21, 2025 to the Administrative Agent requesting an extension of the Existing Termination Date for each Lender to June 11, 2030 pursuant to Section 2.18(a) of the Credit Agreement (the “Extension Request”).
WHEREAS, the requisite parties to the Credit Agreement have agreed to the Extension Request on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree and covenant as follows:
SECTION I. Definitions.
Except as otherwise defined in this Extension, terms defined in the Credit Agreement are used herein (including in the recitals hereof) as defined therein.
SECTION II. Extension to the Credit Agreement.
(a)Upon the Effective Date (as defined below) determined in accordance with Section IV below, each undersigned Lender agrees to extend the Termination Date applicable to such Lender’s Commitment to June 11, 2030.
(b)The parties hereto acknowledge that the extension provided herein is the first of only two extensions permitted under the Credit Agreement. Notwithstanding anything to the contrary under the Credit Agreement, the Borrower acknowledges and agrees that the Borrower may only exercise its right to request an extension of the Termination Date on no more than one remaining occasion after June 27, 2025, and otherwise on the terms and conditions set forth in Section 2.18 of the Credit Agreement.
SECTION III. Representations and Warranties.
The Borrower makes the following representations and warranties to the Lenders, the LC Issuing Banks and the Administrative Agent:

(a)the representations and warranties contained in Section 4.01 of the Credit Agreement, which are incorporated by reference herein, mutatis mutandis; provided that the representations and warranties contained in clause (e) of Section 4.01 of the Credit Agreement shall be deemed to refer to the most recent financial statements delivered pursuant to subclauses (i) and (ii) of Section 5.01(c) of the Credit Agreement; provided further that the references in the representations and warranties to “Disclosure Documents” contained in clauses (e) and (f) of Section 4.01 of the Credit Agreement shall be deemed to refer to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and Current Reports on Form 8-K filed in 2025 prior to the date hereof; and
(b)this Extension and the Credit Agreement as so extended are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
SECTION IV. Conditions Precedent.
The extension in Section II above shall become effective upon the satisfaction of each of the following conditions precedent and the date of such effectiveness shall be the “Effective Date”:
(a)the receipt by the Administrative Agent of counterparts of this Extension executed by the Borrower, the LC Issuing Banks and the Majority Lenders;
(b)no Event of Default has occurred and is continuing;
(c)the representations and warranties in Section III shall be true and correct as of the Effective Date;
(d)the receipt by the Administrative Agent and each Lender party hereto of copies of all the Disclosure Documents referred to in clause (a) of Section III (it being agreed that such Disclosure Documents will be deemed to have been delivered under this clause (d) if such documents are publicly available on EDGAR or on the Borrower’s website no later than the third Business Day immediately preceding the Effective Date) in form and substance satisfactory to the recipients;
(e)the receipt by the Administrative Agent of the fees payable pursuant to the Fee Letter dated May 19, 2025 among Citigroup Global Markets Inc., the Borrower and others;
(f)the receipt by the Administrative Agent of the documents described in Section 2.18 of the Credit Agreement with respect to the Extension Request, including certificates, copies of resolutions and governmental and regulatory approvals and favorable opinions of counsel (including the opinion of in-house counsel and special New York, Texas and Arkansas counsel) to the Borrower in form and substance satisfactory to the Administrative Agent; and
(g)the receipt by the Administrative Agent of a fully executed copy of the Global Assignment and Assumption for the assignment by Goldman Sachs Bank USA of its interest under the Credit Agreement to other parties.
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SECTION V. Miscellaneous.
(a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as extended by this Extension. For all purposes of the Credit Agreement and the other Loan Documents, this Extension and the Fee Letter referred to above shall each constitute a “Loan Document”.
(b)Except as specifically provided by this Extension, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by all of the parties hereto.
(c)The execution, delivery and effectiveness of this Extension shall not operate as a waiver of any right, power or remedy of any Lender, LC Issuing Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Extension and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to their rights and responsibilities under this Extension. The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent, the LC Issuing Banks and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Extension, the Credit Agreement and any other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this clause.
(e)THIS EXTENSION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(f)This Extension shall be subject to the provisions of Section 8.09 (“Consent to Jurisdiction; Waiver of Jury Trial”) of the Credit Agreement, which is incorporated by reference herein, mutatis mutandis.
(g)This Extension may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Extension by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Extension. The words “execution,” “signed,” “signature,” and words of like import in this Extension and any certificate or other instrument delivered pursuant to this Extension, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the
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Uniform Electronic Transactions Act. In addition, if any Lender, any LC Issuing Bank or the Administrative Agent reasonably requests that any party hereto manually execute this Extension, or any certificate or instrument delivered in connection herewith, that has not been manually executed by such party, such party shall provide a manually executed original to the party making such request promptly following such request.
(h)
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    IN WITNESS WHEREOF, the parties hereto have caused this Extension to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY ARKANSAS, LLC

By: /s/ Kevin J. Marino
Name:    Kevin J. Marino
Title:    Assistant Treasurer
[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

CITIBANK, N.A.,
    as Administrative Agent and a Lender

By: /s/ Richard Rivera
Name:    Richard Rivera
Title:    Vice President
[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

JPMORGAN CHASE BANK, N.A.,
    as a Lender and LC Issuing Bank

By: /s/ Eduardo Lopez Peiro
Name: Eduardo Lopez Peiro
Title: Vice President
[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as a Lender

By: /s/ Whitney Shellenberg
    Name: Whitney Shellenberg
    Title: Executive Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

BNP PARIBAS,
    as a Lender

By: /s/ Francis Delaney
    Name: Francis Delaney
    Title: Managing Director

By:    /s/ Victor Padilla
    Name: Victor Padilla
    Title: Director
[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

MIZUHO BANK, LTD.,
    as a Lender

By:    /s/ Edward Sacks
    Name: Edward Sacks
    Title: Managing Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

MUFG BANK, LTD.,
    as a Lender

By:    /s/ Matthew Bly
    Name: Matthew Bly
    Title: Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

THE BANK OF NOVA SCOTIA,
    as a Lender

By:    /s/ David Dewar
    Name: David Dewar
    Title: Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

BANK OF AMERICA, N.A.,
as a Lender
By:/s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

MORGAN STANLEY BANK, N.A.,
as a Lender
By:/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

KEYBANK NATIONAL ASSOCIATION,
    as a Lender

By: /s/ Patrick Whitmore
    Name: Patrick Whitmore
    Title: Vice President

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

COBANK, ACB,
    as a Lender

By:    /s/ Jared A. Greene
    Name: Jared A. Greene
    Title: Assistant Corporate Secretary

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

BARCLAYS BANK PLC,
    as a Lender

By:    /s/ Sydney G. Dennis
    Name: Sydney G. Dennis
    Title: Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

THE BANK OF NEW YORK MELLON,
    as a Lender

By:    /s/ Molly H. Ross
    Name: Molly H. Ross
    Title: Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:    /s/ Alkesh Nanavaty
    Name: Alkesh Nanavaty
    Title: Executive Director

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

U.S. BANK NATIONAL ASSOCIATION,
    as a Lender

By:    /s/ John Prigge
    Name: John Prigge
    Title: Senior Vice President
[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

REGIONS BANK,
    as a Lender

By:    /s/ Tom Scheinzbach
    Name: Tom Scheinzbach
    Title: Director
[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
    as a Lender

By: /s/ Paul Yoon
    Name: Paul Yoon
    Title:  Director
[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]

ROYAL BANK OF CANADA,
    as a Lender

By: /s/ Emilee Scott
    Name: Emilee Scott
    Title:  Authorized Signatory

[Extension to Credit Agreement – Entergy Arkansas, LLC (2025)]